Exhibit 3.1.18

New York State
Department of State
Division of Corporations State Records
and Uniform Commercial Code
Albany, NY 12231

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION
OF
EQUINOX GREENVALE, INC.
(Insert corporate name)

Under Section 402 of the Business Corporation Law

FIRST:  The name of the corporation is: Equinox Greenvale, Inc.

SECOND:  This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:  The county, within this state, in which the office of the corporation is to be located is: New York

FOURTH:  The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH:  The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served.  The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is

c/o	Rosen Weinhaus LLP, 40 Wall Street, 32nd Fl.
New York, New York 10005

SIXTH:  (optional) The name and street address in this state of the registered agent upon whom process against the corporation may be served is.

SEVENTH:  (optional—the existence of the corporation begins on the date the certificate of incorporation is filed by the Department of State. Corporate existence may begin on a date not to exceed 90 days, after the date of filing by the Department of State.  Complete this paragraph only if you wish to have the corporation’s existence to begin on a later date, which is not more than 90 days after the date of filing by the Department of State.)  The date the corporate existence shall begin is:

Incorporator Information Required

/s/ Jeffrey M. Weinhaus
(Signature)

Jeffrey M. Weinhaus
(Type or print name)

40 Wall Street, 32nd Fl.
(Address)

New York, New York 10005
(City, State, Zip code)

CERTIFICATE OF INCORPORATION OF
[SEAL]
EQUINOX GREENVALE, INC.
(Insert corporate name)

Under Section 402 of the Business Corporation Law

Jeffrey M. Weinhaus
Filed by:	Rosen Weinhaus LLP
(Name)

40 Wall Street, 32nd Fl.
(Mailing address)

New York, New York 10005
(City, State and Zip code)